Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rafael Espírito Santo and Fábio Castro as attorneys-in-fact, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 30, 2024.

Name		Title

By:	/s/ Rafael Espírito Santo	Chief Executive Officer
Name: Rafael Espírito Santo

By:	/s/ Fábio Castro	Chief Financial Officer and Chief Investor Relations Officer
Name: Fábio Castro

By:	/s/ Tércio Borlenghi Junior	Chairman
Name: Tércio Borlenghi Junior

By:	/s/ Guilherme Patini Borlenghi	Director
Name: Guilherme Patini Borlenghi

By:	/s/ Alessandra Bessa Alves de Melo	Director
Name: Alessandra Bessa Alves de Melo

By:	/s/ Thiago da Costa Silva	Director
Name: Thiago da Costa Silva

By:	/s/ Mariana Loyola Ferreira Sgarbi	Independent Director
Name: Mariana Loyola Ferreira Sgarbi

By:	/s/ Carlos Piani	Independent Director
Name: Carlos Piani

By:	/s/ Victor Almeida	Independent Director
Name: Victor Almeida

By:	/s/ Marco Zanini	Independent Director
Name: Marco Zanini

Exhibit 24.1
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the U.S. of the Registrant has signed this registration statement on July 30, 2024.

AMBIPAR HOLDING USA, INC.

By:	/s/ Guilherme Patini Borlenghi
Name:	Guilherme Patini Borlenghi
Title:	Director
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